EXHIBIT 5.1
FULBRIGHT & JAWORSKI L.L.P.
2200 ROSS AVENUE, SUITE 2800
DALLAS, TEXAS 75201-2784
TELEPHONE: (214) 855-8000
FAX: (214) 855-8200
December 22, 2008
GreenHunter Energy, Inc.
1048 Texan Trail
Grapevine, Texas 76051
Ladies and Gentlemen:
     We have acted as counsel to GreenHunter Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of: (i) common stock, $0.001 par value per share, of the Company (the “Common Stock”); (ii) preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock” and, together with the Common Stock, the “Company Stock”); (iii) debt securities in one or more series of the Company (the “Debt Securities”); and (iv) warrants to purchase other securities (the “Warrants”). The “Securities” refers to the Company Stock, Debt Securities and Warrants collectively.
          In addition, we have acted as counsel to the Company in connection with the registration on behalf of certain of its security holders (the “Selling Security Holders”) of an aggregate of 6,865,789 shares of Common Stock consisting of (i) 90,000 shares of Common Stock underlying warrants dated as of March 9, 2007 (the “2007 Warrants”); (ii) 1,410,000 shares of Common Stock underlying warrants dated August 21, 2008 (the “2008 Warrants”); (iii) 1,410,000 shares of Common Stock underlying the 2008 Series B Convertible Preferred Stock (the “2008 Preferred Stock”) and (iv) 3,955,789 shares of Common Stock that may be issued in redemption of the 10% Series A Secured Redeemable Debentures.
     We also have participated in the preparation of the prospectus and “at the market” prospectus (together, the “Prospectus”) contained in the Registration Statement on Form S-3, Registration No. 333-155324 (the “Initial Registration Statement”), and in the Amendment No. 1 to the Registration Statement (together with the Initial Registration Statement, the “Registration Statement”) to which this opinion is an exhibit. The Securities will be offered (i) in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale or (ii) “at the market” in accordance with Rule 415(a)(4) under the Securities Act. Supplements to the Prospectus (each a “Prospectus Supplement”) contained in the Registration Statement will contain such amounts, prices and terms for securities offered other than “at the market.”

     In rendering the opinions below, we have examined and relied upon: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Amended Certificate of Incorporation and Bylaws, as currently in effect; (iii) the form of indenture and the form of Subordinated Indenture filed as exhibits to the Registration Statement; and (iv) such certificates, statutes, documents, and other instruments as we considered appropriate for purposes of the opinions expressed below. We also reviewed the questions of law that we considered appropriate.
     In rendering the opinions below, we have assumed that: (i) the Registration Statement, and any amendments to it (including post-effective amendments), will have become and will remain effective when any Securities or any Common Stock requested on behalf of the Selling Security Holders (collectively, the “Registered Securities”) are issued thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered under the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established pursuant to the authorizing resolutions duly adopted by the Company’s board of directors (or its duly authorized committee), the Company’s Amended Certificate of Incorporation, and applicable law; (iv) the Company will issue and deliver the Registered Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer, and sell the Registered Securities will have been duly adopted by the Company’s board of directors and will be in full force and effect at all times at which the Registered Securities are offered or sold by the Company; and (vi) all Registered Securities will be issued in compliance with federal and state securities laws.
     With respect to any Preferred Stock, we have assumed further that the Company will issue and deliver the shares of Preferred Stock only after filing with the Secretary of State of Delaware a certificate of amendment to the Company’s Amended Certificate of Incorporation, which we have approved, establishing the designations, preferences, and rights of the class or series of Preferred Stock.
     With respect to any Debt Securities, we have assumed further that: (i) the supplemental indentures relating to the Debt Securities will be duly authorized, executed, and delivered by the applicable parties; (ii) Form T-1 has been properly filed with respect to the indenture trustee; and (iii) each person signing the supplemental indentures will have legal capacity and authority to do so.
     With respect to any Warrants, we have assumed further that: (i) the warrant agreement, which the Company will have approved (the “Warrant Agreement”), to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been duly authorized, executed, and delivered by the Company and the Warrant Agent; and (ii) the Warrants will be duly authorized, executed, and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:
          1. With respect to the Company Stock (other than the Common Stock to be offered by the Selling Security Holders or by the Company in an “at the market” offering pursuant to

Rule 415(a)(4) under the Securities Act), when (i) the Company has taken all necessary action to approve the issuance of the Company Stock, the terms of the offering, and related matters, and (ii) the Company Stock has been issued and delivered pursuant to the terms of the applicable definitive purchase, underwriting, or similar agreement approved by the Company, then, upon payment of the relevant consideration, the Company Stock will be duly authorized, validly issued, fully paid, and nonassessable. The Company Stock to be sold in an “at the market” offering pursuant to Rule 415(a)(4) under the Securities Act, when sold in accordance with the Registration Statement, the Prospectus, and Prospectus Supplement and such rule for the consideration provided therein, will be duly authorized, validly issued, fully paid, and nonassessable.
     2. With respect to the Debt Securities, when (i) the applicable indenture and supplemental indenture, if any, relating either to senior Debt Securities or subordinated Debt Securities have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities; (iii) the terms of such Debt Securities, their issuance, and their sale have been duly established in conformity with the applicable indenture and supplemental indenture, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting, or similar agreement approved by the Company, then the Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
     3. The Warrants included in the Securities will, when (i) the Company has taken all necessary action to approve the creation and issuance and terms of the Warrants, the terms of the offering, and related matters; (ii) a warrant agreement and any other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement, any other agreements relating to the Warrants, and the applicable definitive purchase, underwriting, or similar agreement approved by the Company; then, upon payment of the relevant consideration, will be duly authorized and validly issued.
     4. The 90,000 shares, 1,410,000 shares,1,410,000 shares, and 3,955,789 shares of Common Stock to be sold by the Selling Security Holders are duly authorized and, when issued in accordance with the 2007 Warrants, the 2008 Warrants and the 2008 Preferred Stock and the related Certificate of Designations for the 2008 Preferred Stock or in redemption of the 10% Series A Secured Redeemable Debentures of GreenHunter

Energy, Inc. and for the consideration respectively provided therein, will be validly issued, fully paid, and nonassessable.
     We express no opinions concerning: (i) the validity or enforceability of any provisions contained in the senior indenture, subordinated indenture, or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation, or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions, to the extent they purport to relate to liabilities resulting from or based upon negligence, or any violation of federal or state securities laws, or blue sky laws.
     The foregoing opinions are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and the federal laws of the United States of America. To the extent that the foregoing opinions are governed by the laws of the State of Delaware, we have based such opinions exclusively upon a reading of applicable provisions of the Delaware Constitution, the Delaware General Corporation Law, and reported judicial interpretations of such law, without taking into account any legislative or administrative interpretations thereof. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ FULBRIGHT & JAWORSKI L.L.P.
Fulbright & Jaworski L.L.P.